Pioneer Small Cap Value Fund



               Amendment to the Agreement and Declaration of Trust

                                       of

                          Pioneer Small Cap Value Fund



         The undersigned, being at least a majority of the Trustees of Pioneer Small Cap Value Fund, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated December 3, 1996, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares. Such shares represent a pro-rata interest, based upon relative net asset value with each other class of shares of the Trust, except as provided in the Trust's Multi-Class Plan under Rule 18f-3. The Investor Class Shares shall automatically convert into Class A shares of the Trust as provided in such Multi-Class Plan.





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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


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 /s/ John F. Cogan, Jr                                           /s/ Osbert M. Hood
 John F. Cogan, Jr                                               Osbert M. Hood

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 /s/ Mary K. Bush                                                /s/ Marguerite A. Piret
 Mary K. Bush                                                    Marguerite A. Piret

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 /s/ Richard H. Egdahl, M.D.                                     /s/ Stephen K. West
 Richard H. Egdahl, M.D.                                         Stephen K. West

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 /s/ Margaret B.W. Graham                                        /s/ John Winthrop
 Margaret B.W. Graham                                            John Winthrop

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


The address of each Trustee is:

c/o Pioneer Investment Management,
Inc 60 State Street,
Boston,  Massachusetts 02109